ALL GRADE MINING, INC. FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 28 March 2013

ALL GRADE MINING, INC..
 (Exact of registrant as specified in its charter)

COLORADO	0000823544	*
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

370 West Pleasantview Avenue Hackensack , New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 788-3785
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Matters Related to Accountants and Financial Statements; Changes in Registrant’s Certifying Accountant
    On 25 February 2013, All Grade Mining, Inc. has retained Paritz & Co. as their Independent Auditor, replacing Marcum, L.L.C. who was dismissed for non-accounting financial reasons.  This was endorsed by the Board of Directors.

    There was no outstanding disagreement with accounting principals, or practices, and Marcum L.L.C. is authorized to discuss all matters with the new certifying accountant, Paritz & Co. Marcum advised the Company that the internal controls necessary for the Company to develop a reliable financial statement were found to have material weakness which indicate(d) that the internal controls necessary for reliable financial statements do not exist in their opinion .  Furthermore, in the accounting report dated 25 April 2012, Marcum included an explanatory paragraph indicating that there is a substantial doubt about the Company’s ability to continue as a going concern.  The Company  provided Marcum, L.L.C. with a copy of this Form  8-K,  and requested  that  Marcum, L.L.C.  furnish  a letter addressed  to the Commission   stating  whether  they  agree  with the disclosures contained  in this 8-K.
[This third amendment includes the prior auditor’s mentioning of a material weakness of internal controls and the auditors going concern concerns.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	18 June 2013
Hackensack, New Jersey

All Grade Mining, Inc.

/s/ Gary Kouletas
By: Gary Kouletas, CEO